Exhibit 5.7

November 5, 2009

Wendy’s/Arby’s Restaurants LLC
1155 Perimeter Center West
Atlanta, Georgia 30338

Re:	Arby’s IP Holder Trust

Ladies and Gentlemen:

          We have acted as special Delaware counsel to Arby’s IP Holder Trust, a Delaware statutory trust (the “Trust”) created by the Trust Agreement, dated as of August 7, 2000, as amended and restated by the Second Amended and Restated Trust Agreement, dated as of July 25, 2005 (as amended and restated, the “Trust Agreement”), between Wilmington Trust Company, a Delaware banking corporation (“Wilmington Trust”), and Arby's Restaurant Group, Inc., a Delaware corporation, as successor to Arby’s Holdings, LLC in connection with the Registration Statement on Form S-4 (the “Registration Statement”) of Wendy’s/Arby’s Restaurants, LLC, a Delaware limited liability company (the “Company”), the Trust and other subsidiaries of the Company named therein as guarantors (collectively with the Trust, the “Guarantors”). This opinion is being delivered pursuant to your request. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Trust Agreement or the Purchase Agreement, dated as of June 18, 2009 (the “Purchase Agreement”), among the Company, Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, Citigroup Global Markets Inc. and the Guarantors, except that reference herein to any document shall mean such document as in effect on the date hereof.

          We have examined originals or copies of the following documents:

          (a)     The Trust Agreement;

          (b)     The Registration Statement;

          (c)     The Purchase Agreement;

          (d)     The Indenture;

          (e)     The Registration Rights Agreement (along with (c) and (d), collectively referred to herein as the “Trust Documents”);

Wendy’s/Arby’s Restaurants LLC
November 5, 2009

          (f)     A form of the Exchange Notes, including the Note Guaranty referenced therein (each as defined in the Indenture and referred to herein as the “Exchange Securities”);

          (g)     The resolutions of the sole Certificateholder of the Trust, which were adopted on June 10, 2009 (the “Certificateholder Resolutions”);

          (h)     A certificate of the Secretary of the Trust with respect to the incumbency of the officers who signed the Trust Documents and certain other matters;

          (i)      A certified copy of the certificate of trust of the Trust which was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 7, 2000, as amended by the certificate of amendment to certificate of trust, as filed with the Secretary of State on January 29, 2002, as corrected by the certificate of correction of certificate of amendment filed with the Secretary of State on March 9, 2009 (as corrected, the “Certificate of Trust”); and

          (j)      A Certificate of Good Standing for the Trust, dated October 23, 2009, obtained from the Secretary of State.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (j) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (j) above) that is referred to in or incorporated by reference into any document reviewed by us, and we have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:

          1.     The Trust has been duly formed and is validly existing and in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Act”), and has the power and authority to execute, deliver and perform its obligations under the Trust Documents and the Registration Statement.

          2.     The Trust Documents have been duly authorized, executed and delivered by the Trust and the Trust has duly authorized the execution and filing of the Registration Statement.

          3.     The execution, delivery and performance of the Trust Documents, and the issuance and sale of the Exchange Securities and compliance with the terms and provisions

Wendy’s/Arby’s Restaurants LLC
November 5, 2009

thereof will not result in a breach or violation of any of the terms and provisions of the Trust Agreement or any statute, rule, or regulation of the State of Delaware applicable to the Trust.

          4.     No consent, approval, authorization or order of, or filing with, any Delaware person (including any governmental agency or body or any court), other than the approval of the Certificateholder which has been provided in the Certificateholder Resolutions, is required with respect to the Trust (i) for the consummation by the Trust of the transactions contemplated by the Trust Documents or (ii) in connection with the offering, issuance and sale of the Exchange Securities by the Company.

          The foregoing opinions are subject to the following exceptions, qualifications and assumptions:

          A.     We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware currently in effect. We express no opinion with respect to (i) federal laws, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended, (ii) state insurance, tax, securities or blue sky laws or (iii) laws, rules and regulations relating to the particular nature of the Trust assets.

          B.     We have assumed (i) except to the extent provided in paragraph 1 above, the valid existence of each party to the documents examined by us under the laws of the jurisdiction governing its organization, (ii) except to the extent provided in paragraph 1 above, that each party has the power and authority to execute and deliver, and to perform its obligations under, the documents examined by us, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) except to the extent provided in paragraph 2 above, that each party has duly authorized, executed and delivered the documents examined by us, (v) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (vi) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended, (vii) except to the extent provided in paragraphs 3 and 4 above, that the execution, delivery and performance of the documents examined by us by each of the parties thereto does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, indenture or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property and (viii) that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a trustee and the filing of documents with the Secretary of State) or employees in the State of Delaware.

Wendy’s/Arby’s Restaurants LLC
November 5, 2009

          C.     We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

          D.     We express no opinion as to the creation, attachment, perfection or priority of any mortgage or security interest or the nature or validity of title to any property.

          We consent to reliance upon this letter as to matters of Delaware law by Paul, Weiss, Rifkind, Wharton & Garrison LLP in its capacity as counsel to the Company in rendering its opinion on even date herewith. We also consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

EAM/AXR